UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

INSIGNIA SOLUTIONS PLC
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 East Campbell Avenue, Suite 130 Campbell, California 95008 United States of America
(Address of principal executive offices) (Zip code)

(408) 874-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Between June 26 and September 11, 2006, Viscount Bearsted and Vincent Pino, members of the Board of Directors of Insignia Solutions plc (the “Company”), advanced to the Company and its subsidiaries amounts (in US Dollars, English Pounds and Swedish Krona) totaling approximately $895,000. These advances carried interest rates varying between 10% and 18%. In August 2006, Insignia repaid approximately $61,000 of the advances, and at November 1, 2006 the net amounts owing under these various advances, including interest and foreign exchange fluctuations was approximately $873,000 in the aggregate which was converted at that time into two loans to Insignia Solutions, Inc., a subsidiary of the Company, secured by all of the assets of the company (subordinated to any financing under the current bank line of credit) of approximately $689,000 (in the case of Viscount Bearsted) and $184,000 (in the case of Mr. Pino) with a term of one year carrying an interest rate of 10%. The notes are repayable within 30 days of a change of control of the Company or the sale of substantially all of the Company’s assets. If not repaid when due, the interest rate on the notes increases to 20% retroactive to November 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc

Date: December 8, 2006
By:  /s/ Mark McMillan

Mark McMillan
Chief Executive Officer